Exhibit 99.4

Sonaca Agreement Leader Resource

The following resources are provided for leaders to help them talk with their teams and address questions they may have about the merger agreement LMI Aerospace has signed to be acquired by Sonaca Group.

REMINDER ON MEDIA INQUIRIES

•	Only authorized employees are permitted to speak on the company’s behalf.

•	Please refer any media inquiries to:	Amy Horton
Director, Corporate Communications
636-916-2130
ahorton@lmiaerospace.com

KEY MESSAGES FOR TALKING WITH EMPLOYEES

•	LMI has signed a merger agreement to be acquired by the Sonaca Group. Under the agreement, Sonaca will acquire all shares of LMI stock. Upon transaction closing, we will no longer operate as a publicly traded company and will instead operate as LMI Aerospace – A Member of the Sonaca Group.

•	This is a great opportunity for LMI Aerospace and our employees. It is an opportunity for our business to grow with greater access to an expanded customer base and new sources to support capital investments, research and development, to have a broader global presence, and to take us to the next level.

•	Sonaca Group is a privately held, global Belgian company active in the development, manufacturing and assembly of advanced structures for civil, military and space markets. Along with their headquarters and operations in Belgium, they also have operations in China, Romania, Canada and Brazil. Sonaca currently does not have a presence in the United States or in the other countries where LMI is located. Acquiring LMI supports Sonaca’s vision to expand its capabilities in the United States and together broaden our global presence.

•	LMI leadership is not changing as a result of this transaction. Dan Korte will continue to serve as our chief executive officer; instead of reporting to the LMI board of directors as he does today, he will report to Bernard Delvaux, Sonaca chief executive officer. Other members of the LMI senior leadership team also will remain in place and will continue their current reporting relationships.

•	We don’t expect significant changes to how we operate day-to-day. While we will be a member of the Sonaca Group, we will continue to operate as a separate entity. Sonaca recognizes the autonomy we need to operate as a U.S. company, and they don’t want to significantly disrupt our ability to execute.

•	There is still a process left to go through for the acquisition to be completed. We should remain focused on the work we must do to serve our customers and continue to drive a higher level of performance.

•	Please let me know if you have any questions, and remember you can also talk to HR. We want you to feel comfortable to ask about anything you want to know and we’ll answer what we can.

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Sonaca Agreement Leader Resource

BACKGROUND INFORMATION

ABOUT SONACA

•	Sonaca is a privately held global aerostructures company headquartered in Gosselies, Belgium, near Brussels. They were founded in 1978.

•	Sonaca is a very complementary business to ours with respect to both their revenue and capabilities. Their 2015 revenue was approximately € 380 million – that’s roughly $404 million. The group is especially known for its capability to design and produce advanced structures such as wing movables and complex fuselages.

•	Along with their headquarters and operations in Belgium, they also have operations in China, Romania, Canada and Brazil. They have more than 2,500 employees.

SONACA & LMI CONNECTION

•	Sonaca currently does not have a presence in the United States or the other countries where LMI is located. Acquiring LMI supports Sonaca Group’s vision to expand its capabilities in the United States and together broaden our global presence.

•	As we have minimal overlap in our current customers, we see great opportunity for both companies in terms of market expansion.

•	Sonaca has built strong relationships with their primary customers, Airbus and Embraer. Having access to these customers to potentially purchase the parts we manufacture today will be a great benefit to our organization.

•	Similarly, Sonaca will benefit from our expansive work statements and deep relationships with Spirit, Boeing and Gulfstream.

•	The two companies coming together will make us the largest company in our space.

•	LMI will have a larger global presence and will be supported by a parent company with deeper capital resources and an interest in the success of our operations and supporting and developing our employees.

NEXT STEPS IN THIS PROCESS

•	LMI’s independent directors unanimously approved the transaction.

•	We will now begin working to obtain the shareholder and regulatory approvals required to close the transaction.

•	We will keep employees updated as we progress through the transaction toward closure.

•	We expect the transaction to close by mid-year.

EMPLOYEE ASSISTANCE PROGRAM REMINDER

We understand people process change in different ways. We encourage all employees to access resources available through our employee assistance provider E4 Health at 800-765-9124.

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Sonaca Agreement Leader Resource

QUESTIONS & ANSWERS

Q1. Why is Sonaca acquiring LMI?

A1. Sonaca and LMI have both distinguished themselves in the industry through capabilities such as wing movables, wing panels and complex fuselage and structural assemblies, and together we will be able to strengthen our competitive advantage in the global aerospace market. Sonaca currently does not have a presence in the United States and the other countries where LMI is located. Acquiring LMI supports Sonaca Group’s vision to expand its capabilities in the United States and together broaden our global presence and strengthen our competitive advantage in the global aerospace market.

Q2. How will LMI employees and customers benefit from this acquisition?

A2. LMI will have a larger global presence and will be supported by a parent company with deeper capital resources and an interest in the success of our operations and supporting and developing our employees. Together, we will able to help each other access new customers and offer existing and prospective customers a stronger organization with expanded capabilities.

Q3. Will any LMI sites close as a result of this acquisition?

A3. There are no plans to close any sites as a result of the acquisition. We will continue to evaluate our operations and overall organization as we did before the acquisition to ensure we are driving the highest level of efficiency and effectiveness across the business.

Q4. Will there be any workforce reductions as a result of this acquisition?

A4. There are no plans for a reduction in force as a result of this acquisition; however, as the two businesses come together we will be reviewing the organization to determine the right structure for the future.

Q5. Will this affect Engineering Services?

A5. Engineering Services remains a critical part of our business and is a strong complement to the work Sonaca does in this area.

Q6. Will there be any changes to Corporate positions?

A6. While we will be a member of the Sonaca Group, we will continue to operate as a separate entity, with LMI headquarters remaining in St. Louis. We don’t expect significant changes to how we operate day-to-day, and we will continue to evaluate our organization as we did before the acquisition to ensure we have the right structure and resources for the future. Some positions may change once LMI is no longer a public company; however, we also have a tremendous amount of work to deliver and integration to do over the next few years to unleash the full potential of this merger.

Q7. Will my manager change?

A7. At this time, the senior leadership team will remain in place and continue their current reporting relationships, and we don’t anticipate any significant organizational changes as a result of this acquisition.

Q8. Will my benefits change?

A8. There will be no changes to the benefit plans as a result of the acquisition. We will continue to evaluate our benefit offerings each year as we have in the past.

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Sonaca Agreement Leader Resource

QUESTIONS & ANSWERS, continued

Q9. Will there be changes to our policies and procedures?

A9. While most of our policies and procedures will be unchanged, it is possible that we may see some changes in support of having some consistency as we work with other Sonaca businesses.

Q10. Is this a done deal?

A10. As a publicly traded company, we must obtain the approval of LMI shareholders as well as several U.S. government regulatory approvals. We expect to secure the consent of our shareholders and the required regulatory approvals.

Q11. What will happen if the shareholders don’t approve the transaction?

A11. We will continue business as usual across LMI. Our organization is one of the industry leaders and we will continue to drive a higher level of performance to support our current and future customers.

Q12. Will this affect our Business Transformation plans?

A12. Sonaca already uses SAP as its Enterprise Resource Planning system. Transitioning our organization from the various legacy Manufacturing Resource Planning systems we have today (Global Shop, Job Scope, E2, Epicor Vista) to SAP S/4 HANA now is important not only to help us operate more efficiently and effectively across LMI, but also for making it easier for us to coordinate and do business with other Sonaca operations.

Q13. We recently unveiled new LMI values and were in the process of implementing them throughout the organization. Will our values change as a result of this acquisition?

A13. The new LMI values were developed with input from employees and capture our collective beliefs in how we work together as a company. It is our goal to ensure these values continue to shine through as we become a member of the Sonaca group. Sonaca also has specific values its employees live by, and it will also be important for us to recognize their values as we work together. We will share more information at a later time about the mission, vision and values of our organization going forward.

Additional Information and Where to Find It

This document may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, LMI Aerospace, Inc. (the “Company”) will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

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Sonaca Agreement Leader Resource

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the SEC on March 17, 2016, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, uncertainties and other factors that could cause the actual results to differ materially from such forward-looking statements, including, but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or conditions to the closing of the merger may not be satisfied or waived, (2) the failure to obtain the required shareholder approval or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (4) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

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